Exhibit 4.1

EXECUTION VERSION

WARRANT AGREEMENT

AMONG

AVEO PHARMACEUTICALS, INC.

AND

COMPUTERSHARE INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.,

AS WARRANT AGENT

July 16, 2018

SCHEDULE I	Warrant Recipients	1
EXHIBIT A-1	Form of Warrant Statement	A-1 - 1
EXHIBIT A-2	Form of Face of Global Warrant Certificate	A-2 - 1
EXHIBIT B-1	Form of Election to Exercise Warrant for Warrant Holders Holding Book-Entry Warrants	B-1 - 1
EXHIBIT B-2	Form of Election to Exercise Warrant for Warrant Holders Holding Warrants Through the Depository Trust Company	B-2 - 1
EXHIBIT C	Form of Assignment	C - 1

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Agreement”), dated as of July 16, 2018 among AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (acting together, the “Warrant Agent” or individually, “Computershare” and the “Trust Company,” respectively).

PRELIMINARY STATEMENTS

WHEREAS, on January 29, 2018, the Company and certain of its former officers and directors entered into a stipulation of settlement of the federal consolidated class action captioned In re AVEO Pharmaceuticals, Inc. Securities Litigation, et al., No. 1:13-cv-11157-DJC (the “Settlement”) with the plaintiffs in such litigation;

WHEREAS, under the terms of the Settlement, the plaintiffs agreed to settle and release claims against the Company in return for various consideration to be received from the Company and its insurance carriers;

WHEREAS, in connection with the Settlement and as partial consideration to be paid thereunder, the Company will issue warrants (the “Warrants”) entitling the holders to purchase initially an aggregate of up to 2,000,000 shares (as adjusted from time to time pursuant to this Agreement, the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the express terms and subject to the conditions hereinafter set forth in this Agreement (and no implied terms or conditions); and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

SECTION 2. Issuances. On the terms and subject to the conditions of this Agreement, on the date hereof or a date that is as soon as reasonably practicable after the date hereof, the Warrants to purchase the Shares will be issued by the Company in the amounts and to the recipients as specified on Schedule I attached hereto. On such date, the Company will deliver, or cause to be delivered to the Depositary (as defined below), one or more Global Warrant Certificates (as defined below) evidencing all or a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (the “Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the registered holders of Book-Entry Warrants reflecting such book-entry positions (each, a “Warrant Statement”). The maximum number of Shares issuable upon conversion of the Warrants shall be 2,000,000 shares, as such amount is adjusted from time to time pursuant to this Agreement.

SECTION 3. Form of Warrants. Subject to Section 6 of this Agreement, the Warrants shall be issued (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto, and/or (ii) in the form of one or more global certificates (the “Global Warrant Certificates”), the forms of election to exercise and of assignment to be printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers (as hereinafter defined) executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be acceptable to the Warrant Agent.

The Global Warrant Certificates shall be deposited on or after the date hereof or a date that is as soon as reasonably practicable after the date hereof with, or with Trust Company as custodian for, The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as the Depositary’s nominee. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

SECTION 4. Execution of Global Warrant Certificates. Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer, its Secretary or its Treasurer (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

SECTION 5. Registration and Countersignature. Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register (as defined below) the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants and shall deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. The Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder (as defined below) in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Warrant Agent and the Company may deem and treat the Person (as defined in Section 29) in whose name any Warrant is registered (the “Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing made in a Global Warrant Certificate by anyone), for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

SECTION 6. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Book-Entry Warrants shall not be issued in exchange for beneficial interests in a Global Warrant Certificate unless the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to permit the issuance of such Book-Entry Warrants under this Agreement. If the Company so elects and informs the Warrant Agent in writing, any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Subject to the foregoing, upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Warrant Holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When Book-Entry Warrants are presented to the Warrant Agent with a written request:

(i) to register the transfer of the Book-Entry Warrants; or

(ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing. A party requesting such transfer or exchange must provide any evidence of authority that may be reasonably required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association as indicated in Section 6(i)(v) below.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Book-Entry Warrants. If at any time:

(i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement,

then the Warrant Agent, upon written instructions signed by an Appropriate Officer, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g) Compliance with Securities Laws. No Warrants, or Shares issuable upon exercise of the Warrants, shall be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

(i) Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 5 and this Section 6, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 6 and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 9 or additional Global Warrant Certificates contemplated by Section 12.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a Holder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall not be responsible for calculating any such amount and may rely on the Company’s determination thereof.

(iv) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Sections 6(b) and (f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, owners of beneficial interests in a Global Warrant Certificate will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the owners or holders thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Sections 6(b), (c) and (d), and this Section 6(i), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent Office (as defined below), duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

SECTION 7. Duration and Exercise of Warrants.

(a) Subject to the terms and conditions set forth herein, each Warrant shall be exercisable, in whole or in part, on any Business Day (as defined in Section 29) and from time to time beginning after the related Distribution Date (as defined in Section 29) and ending at 5:00 p.m., New York City time, on the calendar day prior to the one-year anniversary of the Distribution Date or, if not a Business Day, the next subsequent Business Day (such date, the “Expiration Date”); provided, however, that Holders of Warrants will be able to exercise their Warrants only if (i) a shelf registration statement covering the issuance of the Shares to the Holders upon exercise of the Warrants (the “Common Shelf Registration Statement”) is effective under the Securities Act and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. The Company shall use its reasonable best efforts to cause the Common Shelf Registration Statement to remain effective until the earlier of (i) such time as all Warrants have been exercised or (ii) the Expiration Date. The Company shall promptly provide the Warrant Agent with written notice of the Distribution Date and any change in the status of the effectiveness or availability of the Common Shelf Registration Statement. After 5:00 p.m. New York City time on the Expiration Date, the Warrants will become void and of no value.

(b) Subject to the provisions of this Agreement, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at a price equal to $3.00 per share (as the same may be hereafter adjusted pursuant to Section 12(a), the “Exercise Price”); and

(c) The aggregate Exercise Price, or the Exercise Price multiplied by the number of Shares in respect of which any Warrants are being exercised and rounded up to the nearest whole U.S. cent (the “Exercise Amount”), shall be payable in lawful money of the United States of America either by certified or official bank or bank cashiers check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to the account of the Warrant Agent to be specified in writing by the Warrant Agent for such purpose from time to time. The Company acknowledges that all funds (the “Funds”) received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services provided under this Agreement shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any Holder or any other party. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company.

(d) From and after the related Distribution Date and until 5:00 p.m., New York City time, on the Expiration Date with respect to such Warrant, the Holder of a Warrant may exercise such Holder’s right to purchase Shares by:

(i) providing written notice of such election (the “Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent with a copy to the Company at the addresses set forth in Section 20 hereof, “Re: Warrant Exercise”, by hand, by overnight courier or by facsimile, received by the Warrant Agent no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall be in the form of an election to purchase Shares substantially in the form set forth either (x) in Exhibit B-1 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted by Persons who hold Book-Entry Warrants, or (y) in Exhibit B-2 hereto, properly completed and executed by the Holder; provided that such written notice may only be submitted with respect to Warrants held through the book-entry facilities of the Depositary, by or through Persons that are direct participants in the Depositary;

(ii) delivering, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date (as defined below) such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary, if such Warrants are represented by a Global Warrant Certificate; and

(iii) paying the Exercise Amount, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date (as defined below) together with any applicable taxes and governmental charges.

The date two Business Days after a Warrant Exercise Notice is delivered is referred to for all purposes under this Agreement as the “Settlement Date.”

(e) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender to the Warrant Agent for exercise, as provided above, and, for all purposes under this Agreement, the Person entitled to receive the related Shares upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such Shares of record as of the close of business on such date; provided, however, that if, on such date, the transfer books of the Company are closed and the Company has provided notice of such closure to the Holder at least five calendar days prior to the first date of such closure, the Shares issuable upon the exercise of such Warrant being exercised shall be issuable as of the first date on which the transfer books of the Company shall next be open and, until such date, the Company shall have no obligation to deliver such Shares; provided further that, unless otherwise required by law, the Company such not close its transfer books at any one time for a period longer than five calendar days. Subject to Section 7(a) hereof, any Warrant delivered to the Warrant Agent subsequent to 5:00 p.m., New York City time, shall be deemed as exercised on the following day.

(f) The Warrant Agent shall:

(i) examine all Warrant Exercise Notices and all other documents delivered to it by or on behalf of holders as contemplated hereunder to ascertain whether or not, on their face, such Warrant Exercise Notices and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where a Warrant Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall attempt in good faith to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Warrant Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;

(iv) as soon as practicable after receipt of a Warrant Exercise Notice, advise the Company of (i) the receipt of such Warrant Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (ii) the instructions with respect to delivery of the Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (iii) such other information as the Company shall reasonably require; and

(v) subject to Common Stock being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its requirements.

(g) All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant Exercise Notice will be determined by the Company in its sole discretion, which determination shall be final and binding. The Warrant Agent shall incur no liability for or in respect of such determination by the Company. The Company reserves the right to reject any and all Warrant Exercise Notices not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Warrant Exercise Notices with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

(h) As soon as practicable after the exercise of any Warrant as set forth in Section 7(d), the Company shall issue, or otherwise deliver, or cause to be issued or delivered, in authorized denominations to or upon the order of the Holder of the Warrants, either:

(i) if such Holder holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Holder or for the account of a participant in the Depositary the number of Shares to which such Holder is entitled, in each case registered in such name and delivered to such account as directed in the Warrant Exercise Notice by such Holder or by the direct participant in the Depositary through which such Holder is acting, or

(ii) if such Holder holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Shares registered on the books of the Company’s transfer agent or, at the Company’s option, by delivery to the address designated by such Holder in its Warrant Exercise Notice of a physical certificate representing the number of Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Global Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this Section 7.

(i) Upon the exercise of any Warrant, the Company shall instruct the Warrant Agent to record cost basis for newly issued Shares as reasonably determined by the Company prior to processing. In the absence of basis information provided by the Company, securities will be recorded by the Warrant Agent as noncovered.

SECTION 8. Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

SECTION 9. Mutilated or Missing Global Warrant Certificates. If any of the Global Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only absent notice to the Warrant Agent that such Global Warrant Certificate has been acquired by a bona fide purchaser and upon receipt of (i) evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate and (ii) an affidavit and/or the receipt of an open penalty surety bond, if requested by either the Company or the Warrant Agent, satisfactory to them and holding each of them harmless. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

SECTION 10. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the Company’s Common Stock (such agent, in such capacity, as may from time to time be appointed by the Company, the “Transfer Agent”) is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any Shares issuable upon the exercise of Warrants pursuant to Section 7. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

SECTION 11. Exchange Act Registration. So long as any Warrants remain outstanding, the Company will use reasonable best efforts to establish and maintain the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

SECTION 12. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

(a) Adjustments for stock dividends, distributions, etc. If the Company at any time or from time to time after the date hereof shall (i) pay a dividend payable in shares of Common Stock or make a distribution on Common Stock consisting of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted (calculated to the nearest hundredth of a share) so that the Holder of each Warrant shall be entitled upon exercise to receive the number of Shares or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 12(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as provided in this Section 12(a), the Exercise Price per Share payable upon exercise of such Warrant shall be adjusted (and rounded up to the nearest whole U.S. cent) so that it shall, subject to such rounding, equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter. For the avoidance of doubt, the adjustments provided for in this Section 12(a) shall not apply to any event with respect to which any adjustment is made under Sections 12(b) or 12(c).

(b) Adjustments for Other Distributions. If the Company at any time or from time to time after the date hereof shall distribute to all (and not less than all) holders of Common Stock any assets (other than in connection with transactions of the types specified in Section 12(c) or dividends paid in cash or paid in Common Stock as provided in Section 12(a)) or rights to acquire assets, then, in each case, prior to the consummation of such distribution, the Company shall make appropriate provision to ensure that each of the registered Holders of Warrants shall thereafter be entitled to receive upon exercise of such Holder’s Warrant, in addition to the shares of Common Stock acquirable and receivable upon the exercise of such Holder’s Warrant, such assets as would have been issued or payable in such distribution with respect to the number of shares of Common Stock acquirable and receivable upon exercise of such Holder’s Warrant as of the time of such distribution. For the avoidance of doubt, the adjustments provided for in this Section 12(b) shall not apply to any event with respect to which any adjustment is made under Sections 12(a) or 12(c).

(c) Adjustments for Fundamental Changes. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other similar transaction, in each case which is effected at any time after the date hereof and prior to the Expiration Date in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a “Fundamental Change.” Prior to the consummation of any Fundamental Change, the Company shall make appropriate provision to ensure that each of the registered Holders of Warrants shall thereafter have the right to acquire and receive upon exercise of such Holder’s Warrant, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder’s Warrant, such shares of stock, securities or assets as may be issued or payable in the Fundamental Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Holder’s Warrant had such Fundamental Change not taken place. The Company shall not effect any such Fundamental Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

In any case, the Company shall make appropriate provision with respect to such Holders’ rights and interests to ensure that the provisions of this Section 12(c) shall thereafter be applicable to the Warrants. For the avoidance of doubt, the adjustments provided for in this Section 12(c) shall not apply to any event with respect to which any adjustment is made under Sections 12(a) or 12(b).

(d) Form of Certificates. Irrespective of any adjustments in any Exercise Price or the number of Shares purchasable upon the exercise of the Warrants pursuant to this Section 12, Warrants theretofore or thereafter issued may continue to express the same price and number of Shares as are stated in the Warrants initially issuable pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Global Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Global Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Warrant Certificate or otherwise, may be in the form as so changed.

(e) Corporate Action. Before taking any action that would cause an adjustment pursuant to Section 12(a) reducing any Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion or based on the advice of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at such Exercise Price as so adjusted.

(f) Notice of Adjustment. The Company shall promptly provide the Warrant Agent with written notice of any adjustment pursuant to this Section 12 in reasonable detail. The Warrant Agent shall be fully protected in relying on such written notice and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such written notice. For the avoidance of doubt, absent such notice of adjustment, the Warrant Agent shall have no obligation under any section of this Agreement to determine whether an event giving rise to an adjustment in accordance with this Agreement has occurred.

(g) Adjustment Calculations. Any calculations under this Section 12 shall be made and rounded up to the nearest whole U.S. cent. For purposes of this Section 12, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. For the avoidance of doubt, the Warrant Agent shall have no obligation under any section of this Agreement to calculate any of the adjustments in accordance with this Agreement.

SECTION 13. Fractional Shares. Notwithstanding any adjustment pursuant to Section 12 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue Warrants to purchase fractions of Shares, or to issue fractions of Shares upon exercise of the Warrants, or to distribute certificates which evidence fractional

Shares. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares purchasable on exercise of the Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price (as defined in Section 29) per share of Common Stock, as determined on the day immediately preceding the date on which the Holder delivered the related Warrant Exercise Notice, multiplied by such fraction, computed to the nearest whole U.S. cent. Whenever a payment for fractional Shares is to be made by the Warrant Agent, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to Computershare in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for Shares under any Section of this Agreement relating to the payment of fractional Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

SECTION 14. Redemption. The Warrants shall not be redeemable by the Company or any other Person.

SECTION 15. Notices to Warrant Holders. Upon any adjustment of (i) the number of Shares or other assets purchasable upon exercise of each Warrant or (ii) any Exercise Price, the Company shall prior to or concurrently with the effectiveness thereof (x) cause to be filed with the Warrant Agent a certificate signed by an Appropriate Officer setting forth the event giving rise to such adjustment, such Exercise Price and the number of Shares or other assets purchasable upon exercise of each Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (y) cause the Warrant Agent to give written notice to each of the registered holders of the Warrants at such holder’s address appearing on the Warrant Register, at the expense of the Company. The Warrant Agent shall be fully protected in relying on any such certificate and in making any adjustment described therein and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such a certificate, in each case, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any Person into which either Computershare or the Trust Company may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Computershare or the Trust Company is a party, or any Person succeeding to the shareholder services business of the Trust Company or to the business of Computershare or any successor to either Computershare or the Trust Company, shall be the successor to such entity hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If any of the Global Warrant

Certificates have been countersigned but not delivered at the time such successor to either the Trust Company or Computershare succeeds under this Agreement, any such successor may adopt the countersignature of the original Warrant Agent (including both Trust Company and Computershare); and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to either the Trust Company or Computershare may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent (including both Trust Company and Computershare) or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

If at any time the name of the Warrant Agent (whether the Trust Company or Computershare or both) is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

SECTION 17. Warrant Agent. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement and the Global Warrant Certificates, in each case upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

(a) The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as expressly provided herein, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrant Certificates.

(b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to make or cause to be made any calculation or adjustment in any Exercise Price or in the number of Shares issuable upon exercise of any Warrant, or to determine whether any facts exist that may require any such calculations or adjustments (including whether any calculation or adjustment required under the provisions of Section 12 hereof should be made), or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment.

(c) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any Appropriate Officer of the Company for instruction and may consult with legal counsel for the Warrant Agent (who may be an employee of the Warrant Agent) or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel; provided, that each of the Warrant Agent and its agents and subcontractors shall not be released from liability or indemnified with respect to costs, expenses, losses and damages incurred or suffered as a result of, or arising out of, their gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(d) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement in accordance with the associated fee schedule delivered by the Warrant Agent to the Company on or around the date hereof, or such other fee schedule agreed upon between the Company and the Warrant Agent, and to reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses, including counsel fees and other disbursements, incurred by the Warrant Agent in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement. The Company covenants and agrees to indemnify the Warrant Agent and to hold it harmless against any costs, expenses (including reasonable fees and expenses of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing the right to indemnification shall be paid by the Company except to the extent that it is determined by a final, non-appealable judgment of a court of competent jurisdiction that the Warrant Agent is not entitled to indemnification due to its gross negligence, bad faith or willful misconduct. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the 12 months immediately preceding the event for which recovery from Warrant Agent is being sought.

(e) The Company shall provide an initial funding of $1,000 for the purpose of issuing cash in lieu of fractional Shares pursuant to Section 13 hereof. From time to time thereafter, Computershare may request additional funding to cover payments in connection with fractional Shares. Computershare shall have no obligation to make payments in connection with fractional Shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto. Upon request of the Company, Computershare shall provide to the Company on a timely basis information as the Company may reasonably request in connection with the cash paid in lieu of fractional Shares pursuant to this Agreement including, but not limited to, the remaining cash balance for future payments.

(f) The Company shall provide opinions of counsel (i) on or prior to the date hereof, to set up a reserve in connection with the issuance of the Warrants, stating that the Warrants, when issued in accordance with the terms and conditions of this Agreement, will be exempt from registration under the Securities Act, and all appropriate state securities law filings will have been made with respect to the Warrants and (ii) on or prior to the first date that the Warrants shall be exercisable in accordance with Section 7 hereof, to set up a reserve in connection with the issuance of the Shares, stating that as of the date thereof (x) the Common Shelf Registration Statement remains effective, (y) no stop order suspending effectiveness of the Common Shelf Registration Statement has been issued by the U.S. Securities and Exchange Commission, and (z) that the Shares, when issued and sold in accordance with the terms and conditions of this Agreement, will be validly issued, fully paid and non-assessable.

(g) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability unless the Company or one or more registered holders of Warrants furnishes the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs or expenses that may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(h) To the extent legally permissible, the Warrant Agent, and any member, stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company is interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it was not the Warrant Agent under this Agreement, or a member, stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except in connection with its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

(k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due and validly authorized execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its due and validly authorized countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any warrant.

(l) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, the Warrant Agent is hereby authorized and directed that it may accept instructions with respect to the performance of its duties hereunder from an Appropriate Officer and to apply to such Appropriate Officer for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Warrant Agent and, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered to be taken, or omitted to be taken by it in accordance with instructions of any such Appropriate Officer or in reliance upon any statement signed by any one of such Appropriate Officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

(m) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(n) If the Warrant Agent shall receive any notice or demand (other than notice of or demand for exercise of Warrants) addressed to the Company by any Holder pursuant to the provisions of the Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(o) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or the Holders resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(p) The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants.

(q) The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement. The Warrant Agent shall have no obligation to read or be familiar with the terms of the Settlement or be bound thereby. Any conflict between the terms of the Settlement and the terms hereof as they relate to the Warrant Agent shall be governed by the terms hereof.

(r) Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

(s) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(t) The provisions of this Section 17 shall survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation or removal of the Warrant Agent.

(u) No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, bad faith or its willful misconduct (each as determined by a final non-appealable order, judgment, ruling or decree of a court of competent jurisdiction).

SECTION 18. Change of Warrant Agent. If the Warrant Agent resigns (such resignation to become effective not earlier than 60 calendar days after the giving of written notice thereof to the Company and the Holders) or shall be adjudged a bankrupt or an insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed by or against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or becomes incapable of acting as Warrant Agent or if the Company, in its sole discretion, removes the Warrant Agent (such removal to become effective not earlier than 30 calendar days after providing written notice to the Warrant Agent and the registered holders of Warrants at the addresses appearing on the Warrant Register), the Company shall appoint a successor to the Warrant Agent. Any action by, on behalf of, or with regard to either Computershare or the Trust Company under the preceding sentence shall cause the Company to appoint a successor Warrant Agent hereunder. If the Company fails to make such appointment within a period of 60 calendar days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent (including either Computershare or the Trust Company) or by the registered holder of a Warrant (in the case of incapacity), then the registered holder of any Warrant may apply to any court of the Commonwealth of Massachusetts or any federal court of the District of Massachusetts for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be an entity, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Holders at such Holder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. Any replacement Warrant Agent shall succeed and replace both Computershare and Trust Company as Warrant Agent hereunder. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for such purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

SECTION 19. Holder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment under Section 12 or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 20. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be sufficiently given or made as of the date sent if sent by nationally recognized overnight courier, by first class mail, addressed (until another address is filed in writing by the Company with the Warrant Agent), or by facsimile transmission with receipt confirmed, as follows:

AVEO Pharmaceuticals, Inc.

One Broadway, 14th Floor

Cambridge, MA 02142

Fax: (617) 649-2394

Attention: Chief Financial Officer

If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by any Holder to the Warrant Agent shall be sufficiently given as of the date sent if sent by nationally recognized overnight courier or by certified mail, return receipt requested, addressed (until another address is filed in writing by the Warrant Agent with the Company), or by facsimile transmission with receipt confirmed, as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attn: Client Administration

Facsimile: (781) 575-2916

Any notice pursuant to this Agreement to be given by the Company or by the Warrant Agent to any Holder shall be sufficiently given as of the date sent if sent by nationally recognized overnight courier or by first class mail, addressed (until another address is filed in writing with the Warrant Agent) to such Holder’s address appearing on the Warrant Register.

SECTION 21. Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of Shares upon the exercise of any Warrants, but any taxes or charges in connection with the issuance of Warrants or certificates for Shares in any name other than that of the registered holder of the Warrants surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrants or certificate for Shares until such taxes or charges shall have been paid or it has been established to the Company’s satisfaction that no tax or charge is due. The Warrant Agent shall have no duty or obligation under this Section 21 unless and until it is satisfied that all such taxes and charges have been paid.

SECTION 22. Supplements and Amendments. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of them. The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (i) without the approval of any Holders in order (x) to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, (y) to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the

Warrants, or (z) to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not materially adversely affect, alter or change the interests of the Holders or (ii) with the prior written consent of holders of the Warrants exercisable for a majority of the Shares then issuable upon exercise of the Warrants then outstanding; provided, however that the Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or increases the duties or obligations or liabilities of the Warrant Agent. As a condition precedent to the Warrant Agent’s execution of any amendment or supplement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment or supplement is in compliance with the terms of this Section 22. Notwithstanding anything to the contrary herein, upon the delivery of such certificate from an Appropriate Officer and provided such supplement or amendment does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 22 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 24. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 17, this Section 24 and Section 25 shall survive such termination and the resignation or removal of the Warrant Agent.

SECTION 25. Governing Law Venue and Jurisdiction. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws thereof. Each party hereto consents and submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the federal courts of the District of Massachusetts in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 20 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding.

SECTION 26. Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically or by facsimile shall have the same authority, effect, and enforceability as an original signature.

SECTION 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

SECTION 29. Meaning of Terms Used in Agreement.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (i) a term has the meaning assigned to it by this Agreement; (ii) forms of the word “include” mean that the inclusion is not limited to the items listed; (iii) “or” is disjunctive but not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) provisions apply to successive events and transactions; (vi) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection.

(b) The following terms used in this Agreement shall have the meanings set forth below:

“Business Day” shall mean any day, except for Saturday and Sunday, or a day on which the New York Stock Exchange is required or authorized by law or executive order to close.

“Distribution Date” shall mean the date or dates on which the Company issues or transfers the Warrants to the plaintiffs’ counsels, settlement administrator, escrow agent (in each case, such party as contemplated in the Settlement) or any of such parties’ designees which party shall then be responsible for distribution of certain Warrants to the authorized claimants pursuant to the Settlement.

“Market Price” shall mean (x) as to the relevant securities, the average closing price of a share of such securities as reported on the principal national securities exchange on which the shares of such securities are listed or admitted for trading, (y) if not listed or admitted for trading on any national securities exchange, the average of the closing bid and asked prices of a share of such securities in the over-the-counter market as reported by a reputable quotation service selected by the Board of Directors or (z) in all other cases, as determined in good faith by the Board of Directors of the Company, following the receipt of a valuation by an independent investment bank of national standing selected by the Board of Directors. In each such case, the average closing price shall be averaged over a period of 21 consecutive trading days consisting of the day immediately preceding the day for which the “Market Price” is being determined (for example, if a Warrant Exercise Notice is delivered on a Friday, September 3, the 21-day period would end and include Thursday, September 2 assuming such date is a trading day) and the 20 consecutive trading days prior to such day.

“Person” shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof or any other legal entity.

SECTION 30. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

SECTION 31. Severability. If any part of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory agency or body, such invalidity or unenforceability shall attach only to such part and shall not affect the validity or enforceability of the rest of this Agreement. Furthermore, in lieu of any such invalid or unenforceable provision or condition, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Matthew Dallas
Name: Matthew Dallas
Title: Chief Financial Officer

COMPUTERSHARE INC., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporation Actions

COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporation Actions

SCHEDULE I

WARRANT RECIPIENTS

Name	Number of shares of common stock underlying warrant
Carey & Co., FBO Huntington National Bank Escrow Agent for AVEO Securities Litigation QSF escrow account 1087236752 EIN 316023323 c/o Huntington National Bank 7 Easton Oval Columbus, OH 43219	2,000,000

Total	2,000,000

EXHIBIT A-1

FORM OF WARRANT STATEMENT

AVEO PHARMACEUTICALS, INC.	DRS Warrant Advice

Holder’s Name	Computershare Inc. Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 Attn: Client Administration www.computershare.com
Holder’s Address

Book-Entry Warrant Certificate Balance in AVEO Pharmaceuticals, Inc. Warrants:

CUSIP Number: [•]

Account Number/Investor ID:

Class Description: Warrants

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by Computershare Inc. and Computershare Trust Company, N.A. (see enclosed brochure, “What Individual Investors Should Know About Holding Securities”). Please retain this statement for your permanent record.

NO ACTION IS REQUIRED if you choose to keep Warrants in book-entry form.

AVEO PHARMACEUTICALS, INC.

This statement is your record that the AVEO Pharmaceuticals, Inc. Warrants have been credited to your account on the books of AVEO Pharmaceuticals, Inc. maintained by Computershare Inc. and Computershare Trust Company, N.A., under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

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EXERCISE FORM

(To be executed by the Registered Holder to exercise Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant statement, to purchase _______newly issued shares of Common Stock of AVEO Pharmaceuticals, Inc. (the “Company”) at the Exercise Price of $_________per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such Shares $_______ (the “Exercise Amount”) by certified or official bank or bank cashiers check payable to the order of “AVEO Pharmaceuticals, Inc.”, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose), no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date.

The undersigned requests that a statement representing the Shares be delivered as follows:

Name
Address
Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant statement delivered as follows:

Name
Address
Delivery Address (if different)
Social Security or Other Taxpayer Identification Number of Holder	Signature

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Note: The above signature must correspond with the name as written upon the Warrant statement in every particular, without alteration or enlargement or any change whatsoever. If the statement representing the Shares or any Warrant statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant statement is registered, the signature of the holder hereof must be guaranteed.

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

SIGNATURE GUARANTEED BY:

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EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER JULY 15, 2019

This Global Warrant Certificate is held by The Depositary Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may not be transferred to a successor Depositary except pursuant to Section 6(e) of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

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CUSIP No. [•]

No.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

AVEO PHARMACEUTICALS, INC.

GLOBAL WARRANT TO PURCHASE COMMON STOCK

FORM OF FACE OF WARRANT CERTIFICATE

VOID AFTER JULY 15, 2019

This Warrant Certificate (“Warrant Certificate”) certifies that or its registered assigns is the registered holder of a Warrant (the “Warrant”) of AVEO Pharmaceuticals, Inc. a Delaware corporation (the “Company”), to purchase the number of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company set forth above. This warrant expires on July 15, 2019 (such date, the “Expiration Date”), and entitles the holder to purchase from the Company the number of fully paid and non-assessable Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Shares set forth above (the “Exercise Amount”), payable to the Company either by certified or official bank or bank cashiers check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m. New York City time, on the Business Day immediately prior to the settlement date, which settlement date is two Business Days after a Warrant Exercise Notice is delivered (the “Settlement Date”). The initial Exercise Price shall be $3.00.

The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

No Warrant may be exercised prior to the Distribution Date or after the Expiration Date; provided, however, that Warrants are only exercisable if (i) a shelf registration statement covering the issuance of the Shares to the holders upon exercise of the Warrants is effective under the Securities Act and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. After the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

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This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

AVEO PHARMACEUTICALS, INC.

By:
Name:
Title:

Computershare Inc., as Warrant Agent

By:
Name:
Title:

Computershare Trust Company, N.A., as Warrant Agent

By:
Name:
Title:

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FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

AVEO PHARMACEUTICALS, INC.

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase a maximum of                      shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of July 16, 2018 (the “Warrant Agreement”), duly executed and delivered by the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Warrant Agent (the “Warrant Agent”). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used on the face of this Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Shares from the Company from the related Distribution Date through 5:00 p.m. New York City time on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement; provided, however, that Warrants are only exercisable if (i) a shelf registration statement covering the issuance of the Shares to the holders upon exercise of the Warrants is effective under the Securities Act and (ii) the Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Warrant Agent at the address set forth in the Warrant Agreement, “Re: Warrant Exercise”, by hand, nationally recognized overnight courier or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase Shares set forth herein, properly completed and executed by the holder;

(ii) delivering no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Amount, together with any applicable taxes and governmental charges no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date.

In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such

A-2 - 4

holder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depositary may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

[Balance of page intentionally remains blank]

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EXHIBIT B-1

FORM OF ELECTION TO EXERCISE WARRANT FOR WARRANT HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by Book-Entry Warrants, to purchase                      newly issued shares of Common Stock of AVEO Pharmaceuticals, Inc. (the “Company”) at the Exercise Price of $             per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such Shares $             (the “Exercise Amount”) by certified or official bank or bank cashiers check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date.

The undersigned requests that a statement representing the Shares be delivered as follows:

Name
Address
Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name
Address
Delivery Address (if different)
Social Security or Other Taxpayer Identification Number of Holder	Signature

B-1 - 1

Note: If the statement representing the Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:	Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

B-1 - 2

EXHIBIT B-2

FORM OF ELECTION TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING WARRANTS THROUGH

THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

AVEO PHARMACEUTICALS, INC.

Warrants to Purchase                             Shares of AVEO Pharmaceuticals, Inc. Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by                              Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), to purchase                  newly issued shares of Common Stock of (the “Company”) at the Exercise Price of $                     per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such Shares $                 (the “Exercise Amount”) by certified or official bank or bank cashiers check payable to the order of the Company, or by wire transfer in immediately available funds of the Exercise Amount to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Settlement Date.

The undersigned requests that the principal amount of Warrants exercised hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST

B-2 - 1

DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE

NAME:

(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED: DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

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NAME:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed by:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

B-2 - 3

EXHIBIT C

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

                                  Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint                                                  attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

Social Security or Other Taxpayer Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

C - 1